EXHIBIT 23.9

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of American Realty Capital Properties, Inc. on the Pre-Effective Amendment No. 4 to Form S-4 of our report dated February 21, 2013, relating to our audits of the consolidated financial statements of CapLease Inc. as of and for the year ended December 31, 2012 and the financial statement schedules and internal control over financial reporting, which is included in the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

New York, New York

November 1, 2013